SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                   May 1, 1998

                       SCIENTIFIC SOFTWARE-INTERCOMP, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

             Colorado                          0-4882                 84-0581776
---------------------             -------------------     ----------------------
(State  or  other  jurisdiction           (Commission File No.)             (IRS
Employer
       of  incorporation)                                         Identification
No.)



633  17th  Street,  Suite  1600
Denver,  Colorado                                      80202
-----------------                              -------------
(Address  of  principal  executive  offices)                          (Zip Code)





                                                (303) 292-1111
                  --------------------------------------------
              (Registrant's telephone number, including area code)



                  633 17th Street, Suite 1600, Denver, Colorado
                  ---------------------------------------------
          (Former name or former address if changed since last report)
Items  1  -  4.          Inapplicable.
--------------

Item  5.                    Other  Events.
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Scientific  Software-Intercomp,  Inc.  (SSI) announced that it has completed the previously announced sale of its Pipeline Simulation Division to LICENERGY, INC., a wholly owned subsidiary of LICENERGY A/S, Denmark.
Consideration for the sale was $1.5 million in cash at closing and the assumption by LICENERGY of certain obligations.
The Company previously announced an agreement for SSI to be acquired by Baker Hughes Incorporated subject to certain conditions. The parties continue to work towards closing the transaction.

Item  6.                    Inapplicable.
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Item  7.                    Financial  Statements  and  Exhibits.
-------

(1)          Inapplicable.

(2)          Inapplicable.

(3)          Exhibits

Exhibit  A  -  Letter  Agreement  dated  April  30,  1998  with  LICENERGY, INC.

Item  8.                    Inapplicable.
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Date:              May 5, 1998               SCIENTIFIC SOFTWARE-INTERCOMP, INC.



     By:      /s/  George  Steel
        ------------------------
           George  Steel,  President  and  Chief  Executive
           Officer